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                                                                  Exhibit 99(B)

                                 (Form of Note)
                                 --------------


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SALOMON SMITH BARNEY HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R- 1                                                PRINCIPAL AMOUNT
CUSIP 79549B818                                              REPRESENTED
                                                                  $________

                       SALOMON SMITH BARNEY HOLDINGS INC.
     Principal-Protected Equity Linked Notes based upon the S&P 500(R) Index due_________, 2005

           Salomon Smith Barney Holdings Inc., a Delaware corporation (hereinafter referred to as the "Company" which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________($______) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, if any, on ______, 2005 (the "Stated Maturity"). This Note will not bear periodic payments of interest, is not subject to redemption or any sinking fund prior to maturity, and is not subject to the defeasance provisions of the within-mentioned indenture.

           Payment of the Principal Amount and the Supplemental Redemption Amount with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

           This Note is one of the series of Principal-Protected Equity Linked Notes based upon the S&P 500(R) Index due _______, 2005 (the "Notes").



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SUPPLEMENTAL REDEMPTION AMOUNT

           The "Supplemental Redemption Amount" with respect to this Note equals:

                               Adjusted Ending Value - Starting Value
Principal Amount     X         --------------------------------------
                                         Starting Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The "Starting Value" equals _______, which was the closing value of the Standard & Poor's 500(R) Composite Stock Price Index (the "Index") on ______, 1998. The "Adjusted Ending Value" will be determined by Smith Barney Inc. (the "Calculation Agent", which term includes any successor thereto) and will equal the average (arithmetic mean) of the closing values of the Index as adjusted by the Adjustment Factor (the "Adjusted Index Value") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average (arithmetic mean) of the closing values of the Adjusted Index Value on such Calculation Days, and if there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

           The "Adjustment Factor" equals ______% per annum, and will be applied to reduce the value of the Index during the term of the Notes. If the Adjusted Ending Value is calculated with respect to a date earlier than the stated maturity of the Notes, the Adjustment Factor will be reduced pro rata to reflect the number of days elapsed between and ______, 1998 and such date.

           The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

           For purposes of determining the Adjusted Ending Value, an "Index Business Day" is a day on which the New York Stock Exchange (the "NYSE") and the American Stock Exchange (the "AMEX") are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes, absent manifest error.

DISCONTINUANCE OF THE S&P 500 INDEX

           If Standard & Poor's ("S&P) discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then the Adjusted Ending Value shall be determined by reference to the value

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of such Successor Index using the methodology described above under
"Supplemental Redemption Amount".

           Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be furnished to the Trustee, who shall provide notice thereof to the holders of the Notes.

           If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Calculation Day, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for such Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

           If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Index Business Day until the earlier to occur of (a) the determination of the Adjusted Ending Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

           If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described above, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

           If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or such Successor Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index or such Successor Index is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in such Index), then the Calculation Agent shall adjust such Index in order to

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arrive at a value of such Index as if it had not been modified (e.g., as if such split had not occurred).

           The Trustee shall not at any time be under any duty or responsibility to any Holder of this Note to determine whether any facts exist which may require any adjustment to the Adjusted Ending Value or with respect to the nature or extent of any such adjustment when made or with respect to the method employed in making the same.

           "Market Disruption Event" means any of the following events, as determined by the Calculation Agent:

                      (i) the suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the Index or any Successor Index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the NYSE or any other applicable organized U.S. exchange (for purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B, as determined by the Calculation Agent) shall be considered "material"; or

                      (ii) the suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index or any Successor Index or options on such futures contracts which are traded on any major U.S. exchange or (B) options contracts related to the Index or any Successor Index which are traded on any major U.S. exchange; or

                      (iii) the unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index or in respect of futures contracts related to the Index or any Successor Index, options on such futures contracts or options contracts related to the Index or any Successor Index, in each case traded on any major U.S. exchange.

           For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less

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than two hours, and (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

GENERAL

           This Note is one of a duly authorized issue of Debt Securities of the Company, issued and to be issued in one or more series under an indenture, dated as of October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28,1997, and as further supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

           The Notes are not subject to redemption by the Company or at the option of any Holder prior to the Stated Maturity.

           If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration permitted by the Indenture will be determined by the Calculation Agent and will be equal to, with respect to each $15.00 principal amount thereof: (i) $15.00, plus (ii) the Supplemental Redemption Amount with respect thereto, if any, calculated as though the Stated Maturity of the Notes were the date of early repayment.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           The Holder of this Note may not enforce such Holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company,

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which is absolute and unconditional, to pay the Principal Amount plus the
Supplemental Redemption Amount with respect to this Note and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

           Upon issuance, all Notes will be represented by one or more fully-registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof.

           Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

           Accountholders in the Euroclear or Cedel Bank clearance systems may hold beneficial interests in the Notes through the accounts each such system maintains as a participant in DTC.

           All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

           Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                       SALOMON SMITH BARNEY HOLDINGS INC.

                                                By:_________________
                                                Name:
                                                Title:

Corporate Seal
Attest:

By:
   -----------------
Name:
Title:

Dated: ______, 1998

CERTIFICATE OF AUTHENTICATION
This is one of the Notes
referred to in the
within-mentioned
Indenture.


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The Bank of New York,
as Trustee


By:
    --------------------
    Authorized Signatory







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